Exhibit 10.14

Execution Version

LOAN AUTHORIZATION AGREEMENT

DATED: OCTOBER 9, 2025

The Company referred to below has applied for, and Bank of Montreal (“Lender”) has approved the establishment of, a loan authorization account (the “Loan Account”) from which the Company may from time to time request Loans (as defined herein) and Letters of Credit (as defined in the Letter of Credit Rider attached hereto), in an aggregate principal amount up to the maximum amount of credit shown below (the “Amount of Maximum Credit”); provided, that the aggregate outstanding principal amount of Loans and L/C Obligations (as defined in the Letter of Credit Rider attached hereto) shall not exceed the Amount of Maximum Credit. Interest on such Loans is computed at a variable rate which may change daily based upon changes in the Prime Rate or the SOFR Quoted Rate (each as hereinafter defined), as applicable. The Company may make principal payments on Loans at any time and in any amount without premium or penalty. The request by the Company for, and the making by the Lender of, any Loan against the Loan Account or the issuance by the Lender of any Letters of Credit against the Loan Account, shall constitute an agreement between the Company and the Lender as follows:

Name of Company:	Athena Technology Solutions Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”)

Address:	440 Stevens Ave. Suite 150 Solana Beach, CA 92075 Attention: Todd Booth, Chief Financial Officer

Copy to Guarantors:	c/o Madison Dearborn Partners, LLC 70 West Madison Street, Suite 4600 Chicago, Illinois 60602 Attention: Karla J. Bullard, Managing Director and Chief Financial Officer

Type of Loan Account:	Revolving, which means as principal is repaid, the Company may reborrow subject to this Loan Authorization Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”).

Amount of Maximum Credit:	$60,000,000

Each Loan Requested Shall Be At Least:	$100,000 (the “Minimum Amount”)

Variable Interest Rate:	The interest rate applicable to Loans hereunder shall be the greater of (i) the rate per annum announced by the Lender from time to time as its prime commercial rate (the “Prime Rate”) minus the rate of 0.25% per annum (the “Prime Rate Margin”) and (ii) the SOFR Quoted Rate for such day plus the rate of 2.75% per annum (the “SOFR Margin”). As used herein, the term “Term SOFR” means a rate equal to the secured overnight financing rate as administered by the Term SOFR Administrator; the term “SOFR Quoted Rate” means, as of any day of determination, 3-month Term SOFR on the date that is two U.S. Government Securities Business Days prior to such day of determination as such rate is published by the Term SOFR Administrator plus a credit spread adjustment of 0.15%; provided, that in no event shall the “SOFR Quoted Rate” be less than 0.00%; the term “Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR selected by the Lender in its reasonable discretion); and the term “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Maturity Date:	The Loans are payable, ON DEMAND; provided, the Company shall have fifteen (15) days to honor any demand for payment hereunder. Upon the voluntary entry against the Company of an order for relief under the United States Bankruptcy Code, as amended, or any other similar insolvency or receivership law or statute of a foreign jurisdiction (each, an “Insolvency Law”), any involuntary filing of a petition against the Company under any Insolvency Law that remains undismissed or unstayed for a period of sixty (60) days, or the voluntary appointment of a receiver for the Company, or an involuntary appointment of a receiver for the Company which continues undischarged or unstayed for a period of sixty (60) days, or a general assignment for the benefit of creditors by the Company or any Guarantor, all obligations of the Company hereunder, whether for principal, interest, fees or expenses shall be deemed to have been declared immediately due and payable without presentment demand, protest or notice of any kind.

Periodic Statements reflecting accrued interest will be sent and interest will be payable in accordance with Section 2 hereof.

Payments shall be due at the Lender’s principal office in Chicago, Illinois, paid to the order of the Lender, and made by federal wire transfer to:

Pay to the order of:	BMO Bank N.A., Chicago, Illinois
ABA:	[***]
To the account of:	Bank of Montreal, Chicago
Account:	[***]
Attn:	Client Services Dept.
Ref:	Athena Technology Solutions Intermediate Holdings, LLC

1.

Using the Account. All loans and advances from the Loan Account are referred to in this Agreement as “Loans”. Loan requests must be by telephone and confirmed in writing (including by facsimile or e-mail) and shall be sent to the Company’s Bank of Montreal Account Officer or Client Services Officer no later than 1:00 p.m. (Chicago, Illinois time) on the date of the proposed borrowing in order to be honored the same day. Loan proceeds shall be distributed as provided in the applicable executed Loan Request and Direction to Pay Proceeds from the Company. The amount of each Loan requested shall be at least the Minimum Amount, and the Lender shall have the right to refuse to honor any Loan requested by the Company, which is less than the Minimum Amount, even if the Lender has previously honored a Loan request for less than the Minimum Amount. The Company shall not request any Loan or Letter of Credit which, when taken together with the outstanding principal amount of all Loans and L/C Obligations then outstanding, would exceed the Amount of Maximum Credit. If Loans or Letters of Credit are secured directly or indirectly by securities traded on a national exchange or by other “margin stock” (as defined by the Federal Reserve Board in Regulation U), then the Company promises to furnish to the Lender a duly executed and completed Form U-1 statement and agrees that the proceeds of Loans or other extensions of credit from the Loan Account will not be used to purchase or carry margin stock, convertible bonds or warrants unless the Company has obtained the prior written consent of the Lender. In no event shall the proceeds of any Loans or issuance of Letters of Credit be utilized to finance participation in a hostile tender offer or similar transaction or to finance an acquisition of securities in anticipation of such a hostile transaction or in a manner that would cause the Lender to violate Federal Reserve Board’s Regulation W (12 C.F.R. Part 223) (“Regulation W”). The Company agrees to respond promptly to any reasonable requests for information related to their use of Loan and Letter of Credit proceeds to the extent required by the Lender in connection with any Lender’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and Regulation W.

Loans and Letters of Credit will be made available from the Loan Account subject to the Lender’s approval on a case-by-case basis as and when Loans and Letters of Credit are requested by the Company.

All Loans and Letters of Credit shall be made against and evidenced by the Company’s promissory note payable to the order of the Lender, such note to be substantially in the form of Exhibit A attached hereto (as amended, restated, supplemented or otherwise modified, the “Note”). The Lender agrees that the Note shall evidence only the actual unpaid principal balance of Loans made under the Loan Account and the amount of unreimbursed draws of Letters of Credit issued pursuant thereto. All Loans and other extensions of credit made against the Note and the status of all amounts evidenced by the Note shall be recorded by the Lender on its books and records or at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status and rates so recorded or endorsed by the Lender shall be prima facie evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon, the status of the Loans and other extensions of credit evidenced thereby and the interest rates applicable thereto; provided that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of the Note together with accrued interest thereon. The Lender agrees that if it transfers or assigns the Note in accordance with the terms hereof, the Lender will stamp thereon a statement of the actual principal amount evidenced thereby at the time of transfer. The Company agrees that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing the Lender on its records shall be prima facie evidence of the unpaid balance of principal and interest on the Note.

2.

Interest. The Company shall pay the Lender interest on the unpaid principal balance of Loans in accordance with the terms of this Agreement. Accrued interest will be billed quarterly, and is payable in arrears on the first Business Day of each quarter (each, an “Interest Payment Date”) for interest accrued through the last day of the previous quarter. Interest for each billing period is computed by applying a daily periodic rate based on the greater of (i) the Prime Rate minus the Prime Rate Margin and (ii) the SOFR Quoted Rate plus the SOFR Margin, as applicable, to each day’s ending Loan balance. Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed. The Prime Rate reflects market rates of interest as well as other factors, and it is not necessarily the Lender’s best or lowest rate. The daily Loan balance shall be computed by taking the principal balance of Loans at the beginning of each day, adding any Loans posted to the Loan Account that day, and subtracting any principal payments posted to the Loan Account as of that day. Interest begins to accrue on the date a Loan is posted to the Loan Account. The principal balance of Loans which remains unpaid for fifteen (15) Business Days after written demand for repayment of such Loans shall bear interest after such fifteenth (15th) day and until such Loans are paid in full at a post-maturity rate determined by adding the rate of 2.00% per annum to the interest rate otherwise applicable to the Loans (determined as aforesaid). The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate which the Company may contract to pay under applicable law. Interest on the Loans shall, at the option of the Company and subject to the following terms and conditions, be payable either (i) in immediately available funds on each Interest Payment Date in accordance with this Section 2, or (ii) through a Loan on each Interest Payment Date, or (iii) by any combination of the methods described in the immediately preceding clauses (i) and (ii) selected by the Company which results in such methods being applied in the satisfaction in full of all interest due on the Loans on such Interest Payment Date:

(i)

Unless the Company notifies the Lender by 1:00 p.m. (Chicago, Illinois time) on the applicable Interest Payment Date that the Company intends to pay the interest due on the Loans on each Interest Payment Date with funds not borrowed under this Agreement, the Company shall be deemed to have irrevocably requested a Loan on each Interest Payment Date in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in at least the Minimum Amount), which new Loan shall be applied to pay the interest then due on the Loans. In the event the Company has elected to pay the interest due on the Loans with funds not borrowed under this Agreement and the Company fails to make any such payment within twenty (20) days of the applicable Interest Payment Date, the Lender may in its sole discretion deem the Company to have irrevocably requested a Loan in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in at least the Minimum Amount) which new Loans shall be applied to pay the interest then due on the Loans.

(ii)

Each payment of interest by a borrowing of a Loan shall be evidenced by the Note, shall bear interest from the date made at a rate per annum equal at all times to the rate then applicable to the Loans, payable on demand but if no demand on the last day of each calendar quarter (commencing on the first of such dates following such issuance) and, subject to the provisions of Section 9 herein, on demand.

(iii)

In no event shall the unpaid principal balance of all Loans and L/C Obligations then outstanding, including, without limitation, each borrowing of a Loan to pay interest then due on the Loans, exceed the Amount of Maximum Credit.

3.	Fees. The Company agrees to pay to the Lender a non-refundable administrative fee in the amount of $90,000 on the date hereof, which fee shall be fully earned when due.

4.

Guaranty. Madison Dearborn Capital Partners VII-B, L.P. (“MDCP VII-B”), Madison Dearborn Capital Partners VII-C, L.P. (“MDCP VII-C”) and Madison Dearborn Capital Partners VII Executive-B, L.P. (“MDCP VII Executive-B”, and collectively with MDCP VII-B and MDCP VII-C, the “Guarantors”) shall at all times guarantee all Loans made pursuant to this Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”). The Company hereby acknowledges that the Guaranty being provided by the Guarantors is a material inducement to the Lender’s extension of credit hereunder and that in determining whether or not to extend additional credit to the Company and whether or not to demand repayment of the Loans, the Lender will be considering issues related to the continued creditworthiness and liquidity position of the Guarantors.

5.

Maturity Date; Payments. The Company shall pay to the Lender the principal balance of outstanding Loans together with any accrued interest and shall post cash collateral in an amount equal to 105% of the sum of the aggregate undrawn stated amount of the Letters of Credit and any unreimbursed draws thereunder ON DEMAND; provided, that the Company shall have fifteen (15) days to honor any demand for payment hereunder. Payments received by the Lender on the Loans shall be applied first to accrued interest and then to the principal balance of outstanding Loans unless otherwise determined by the Lender. If any payment from the Company under this Agreement becomes due on a day that is not a Business Day, such payment shall be made on the next Business Day and any such extension shall be included in computing interest under this Agreement. “Business Day” means each date that is not a Saturday, Sunday, or a day that is a legal holiday for banks and other financial institutions in the State of Illinois.

6.	Periodic Statements. The Lender will furnish the Company with a quarterly statement for each billing period which has any transaction or balance (each, a “Periodic Statement”).

7.

Financial Statements. The Company agrees to furnish financial information of the Company to the Lender upon reasonable request of the Lender from time to time. Such information shall be furnished in a form and scope reasonably acceptable to the Lender as soon as reasonably possible, but in any event within thirty (30) days (or such longer time period as agreed to by the Lender) after request by the Lender.

8.

Representations and Warranties. In consideration of establishing and maintaining the Loan Account, the Company hereby represents and warrants to the Lender on the date of this Agreement and on the date of each request for an extension of credit hereunder that: (a) the Company is a limited liability company duly organized, validly existing, and in good standing under the laws of its state of organization; (b) the execution, delivery, and performance by the Company of this Agreement, the Note, and all documents executed in connection therewith and any and all Application and Reimbursement Agreements for Irrevocable Standby Letters of Credit delivered in connection with the issuance of Letters of Credit hereunder (collectively, the “Loan Documents”) are within its organizational powers, have been duly authorized by all necessary action, and do not contravene the Company’s certificate of formation or limited liability company agreement (or any similar agreement) or any law or contractual restriction binding on or affecting the Company; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Company’s due execution, delivery, and performance of this Agreement or the other Loan Documents; (d) this Agreement is, and the other Loan Documents when executed and delivered by the Company will be, the Company’s legal, valid, and binding obligation enforceable against the Company in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; (e) the Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock; (f) there is no pending or threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator, which could materially adversely affect the Company’s financial condition or operations or which purports to affect the legality, validity, or enforceability of this Agreement or any other Loan Documents; and (g) no credit extended hereunder shall be utilized to finance participation in a hostile tender offer or similar transaction or to finance an acquisition of securities in anticipation of such a hostile transaction.

9.

DEMAND OBLIGATION; ENFORCEMENT. THE LOANS ARE PAYABLE “ON DEMAND”; PROVIDED, THAT THE COMPANY SHALL HAVE FIFTEEN (15) DAYS TO HONOR ANY DEMAND FOR PAYMENT HEREUNDER. ACCORDINGLY, THE LENDER CAN DEMAND PAYMENT IN FULL OF THE LOANS AND CAN DEMAND THE POSTING OF CASH COLLATERAL WITH RESPECT TO THE LETTERS OF CREDIT IN ACCORDANCE WITH SECTION 5 OF THIS AGREEMENT AT ANY TIME IN ITS SOLE DISCRETION EVEN IF THE COMPANY HAS COMPLIED WITH ALL OF THE TERMS OF THIS AGREEMENT.

No delay by the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Company agrees to pay to the Lender all reasonable out-of-pocket expenses incurred by the Lender in connection with the establishment and maintenance of the Loan Account, and the transactions contemplated hereby including, without limitation, reasonable attorneys’ fees. The Lender shall have the right at any time following demand for payment to set-off the balance of any deposit account that the Company may at any time maintain with the Lender or any of its affiliates against any amounts at any time owing under this Agreement.

10.

Termination; Renewal. The availability of additional Loans and Letters of Credit under this Agreement will automatically terminate ON DEMAND. The Lender reserves the right at any time without notice to terminate the Loan Account, suspend the Company’s borrowing privileges or refuse any Loan or Letter of Credit request even though the Company has complied with all of the terms under this Agreement. The Company may terminate this Agreement at any time effective upon receipt by the Lender of at least fifteen (15) days prior written notice. No termination under this Section shall affect the Lender’s rights or the Company’s obligations regarding payment or default under this Agreement. Such termination shall not affect the Company’s obligation to pay all Loans, to reimburse all Letter of Credit draws and other obligations and the interest accrued through the date of final payment. The Lender may also elect to honor Loan and Letter of Credit requests after termination of this Agreement, and the Company agrees that any of such shall constitute a Loan to the Company or a Letter of Credit issued at the request of the Company under this Agreement.

11.

Notices. The Lender may rely on instructions from the Company with respect to any matters relating to this Agreement or the Loan Account, including telephone loan requests and requests by facsimile or e-mail, which are made by persons whom the Lender reasonably believes to be persons authorized by the Company to make such loan requests. All notices and statements to be furnished by the Lender shall be sufficient if delivered to any such person at the billing address for the Loan Account shown on the records of the Lender. All notices from the Company shall be sent to the Lender at 320 South Canal Street, Chicago, Illinois 60606, Attention: Jonathan Kint. The Company waives presentment and notice of dishonor. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. No amendment or waiver of any provision of this Agreement or the Note or any other Loan Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender. If any part of this Agreement is unenforceable, that will not make any other part unenforceable.

12.

Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois. THE COMPANY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.	Jury Trial Waiver. The Company and the Lender waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.

Counterparts. This Agreement and each of the other Loan Documents may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement and each of the other Loan Documents by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Agreement and each of the other Loan Documents by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals. The words “execution,” “signed,” “signature,” and words of like import herein, in any Loan Document or in any amendment or other modification hereof or thereof shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

15.

Costs and Expenses. The Company agrees to pay all reasonable and out-of-pocket expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees) incurred by the Lender in preparation, negotiation or amendment of the Loan Documents or in endeavoring to collect obligations of the Company in protecting, defending or enforcing this Agreement or any of the Loan Documents in any litigation, bankruptcy or insolvency proceedings or otherwise, or incurred in connection with any litigation or governmental proceeding relating to the Company or the transactions contemplated hereby.

16.

USA Patriot Act. The Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify, and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lender to identify the Company in accordance with the Act.

17.	Assignments.

(a)

The Lender shall have the right at any time to assign to one or more other commercial banks or other financial institutions all or a portion of the Loans, this Agreement, Note and other documents entered into in connection therewith, provided, that the Lender shall not make any assignment (other than assignments to affiliates of the Lender) until it gives the Company prior written notice of such assignment and fifteen (15) Business Days to pay off the Loans and cash collateralize the Letters of Credit outstanding hereunder which are subject to the assignment. The Company may not assign its rights under this Agreement without the prior written consent of the Lender.

(b)

Notwithstanding anything herein to the contrary, the Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement or the Loan Documents to secure its obligations, including any such pledge or grant to a Federal Reserve Bank, and this paragraph shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or secured party for the Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

18.

Sanctions. (a) Neither the Company nor, any person who owns a controlling interest in or otherwise controls the Company is: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or other relevant sanctions authority applicable to the Company (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including without limitation, the Crimea, region of the Ukraine, the so called “Donetsk People’s Republic,” the so-called “Luhansk People’s Republic,” Cuba, Iran, and North Korea; to the extent that such location, organization, or resident would result in a violation of Sanctions and (b) the Company will not, directly or knowingly indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions to the extent that such use of proceeds would result in a violation of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

[SIGNATURE PAGES TO FOLLOW]

The Company agrees to the terms set forth above.

This Agreement is dated as of the date first written above.

“Company”

ATHENA TECHNOLOGY SOLUTIONS INTERMEDIATE HOLDINGS, LLC

By:	/s/ Todd Booth
Printed Name: Todd Booth
Its: Chief Financial Officer

[SIGNATURE PAGE TO LOAN AUTHORIZATION AGREEMENT –

ATHENA TECHNOLOGY SOLUTIONS INTERMEDIATE HOLDINGS, LLC]

Accepted and agreed as of the date first written above.

BANK OF MONTREAL

By:	/s/ Jonathan Kint
Printed Name: Jonathan Kint
Its: Vice President

[SIGNATURE PAGE TO LOAN AUTHORIZATION AGREEMENT –

ATHENA TECHNOLOGY SOLUTIONS INTERMEDIATE HOLDINGS, LLC]

LETTER OF CREDIT RIDER

This Letter of Credit Rider is hereby made an integral part of and deemed by the parties hereto to be incorporated within the foregoing Loan Authorization Agreement, dated as of October 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Bank of Montreal (“Lender”) and Athena Technology Solutions Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”). All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

In consideration of the agreement by the Lender to consider issuing a letter of credit applied for by the Company pursuant to the Agreement, the parties hereto agree as follows:

1.

The Company may, in addition to requesting that the Lender make Loans under the Agreement, also request that the Lender issue standby letters of credit (the “Letters of Credit”) for the account of the Company, but in no event in an amount which exceeds the Amount of Maximum Credit. The Amount of Maximum Credit under the Agreement shall be deemed utilized by an amount equal to the sum of (i) the aggregate undrawn stated amount of the Letters of Credit plus (ii) unreimbursed draws thereunder (such sum, the “L/C Obligations”).

2.

The issuance of the Letters of Credit under the Agreement shall be at the Lender’s sole discretion and shall be subject to such terms and conditions as the Company and the Lender shall mutually agree upon at the issuance thereof. The Company shall request a Letter of Credit by completing an application and reimbursement agreement therefor (an “Application”) on the standard form of the Lender’s then in use for standby of Letters of Credit.

3.

No Letters of Credit will be issued by the Lender under the Agreement with a termination date later than the earlier of (i) one year from its date of issuance, subject to automatic annual renewals in the Lender’s discretion and (ii) the Expiry Date (as defined in the Application), if any, under the Application.

4.

The Company shall pay to the Lender a fee for the Letters of Credit issued on behalf of the Company at a rate per annum equal to the SOFR Margin (computed on the basis of a 360 day year for the actual number of days elapsed) multiplied by the face amount of such Letters of Credit. In addition, the Company shall pay to the Lender of its standard issuance, drawing, negotiation, amendment, and other administrative fees relating to the Letters of Credit issued on behalf of the Company at the rates in effect from time to time.

5.

The Letter of Credit fees or L/C Obligations described herein shall, at the option of the Company and subject to the following terms and conditions, be payable either (a) in immediately available funds on the date a Letter of Credit is drawn upon or the Letter of Credit fee is due, as applicable (the “L/C Payment Date”), or (b) by making a Loan in the amount of such Letter of Credit fees and/or L/C Obligations, which the Company hereby promises to pay in accordance with the Agreement, or (c) by any combination of the methods described in the immediately preceding clauses (a) and (b) selected by the Company which results in such methods being applied in the satisfaction in full of all Letter of Credit fees or L/C Obligations due on such L/C Payment Date:

(i)

Unless the Company notifies the Lender that the Company intends to pay the Letter of Credit fees or L/C Obligations described herein due on each L/C Payment Date with funds not borrowed under the Agreement, the Company shall be deemed to have irrevocably requested a Loan on each L/C Payment Date in the amount of the fees and reimbursement obligations then due on the Letters of Credit, in each case subject to the provisions of the Agreement (other than the requirement that a Loan be in at least the Minimum Amount), which new Loan shall be applied to pay the fees and reimbursement obligations then due on the Letters of Credit. In the event the Company has elected to pay the Letter of Credit fees and L/C Obligations with funds not borrowed under the Agreement and the Company fails to make any such payment within twenty (20) days of the applicable L/C Payment Date, the Lender may in its sole discretion deem the Company to have irrevocably requested a Loan on each L/C Payment Date in the amount of the fees and reimbursement obligations then due on the Letters of Credit, in each case subject to the provisions of the Agreement (other than the requirement that a Loan be in at least the Minimum Amount), which new Loan shall be applied to pay the fees and reimbursement obligations then due on the Letters of Credit.

(ii)

Each payment of Letter of Credit fees or L/C Obligations described herein by a borrowing of a Loan shall be evidenced by the Note, shall bear interest from the date made at a rate per annum equal at all times to the rate then applicable to the Loans, payable in arrears on the first Business Day of each quarter (commencing on the first of such dates following such issuance) and, subject to the provisions of Section 5 of the Agreement, on demand; provided, that the Company shall have fifteen (15) Business Days to honor any demand for payment thereunder.

(iii)

In no event shall the unpaid principal balance of all Loans and the stated face amount of all Letters of Credit then outstanding, including, without limitation, each borrowing of a Loan to pay interest then due on the Loans or to pay Letter of Credit fees or L/C Obligations described herein, exceed the Amount of Maximum Credit.

6.

The representations and warranties of the Company in the Agreement shall be deemed to be made by the Company on each day an Application is executed by the Company, and shall be deemed to refer to each Application in the same manner and to the same extent as they refer to the Agreement and the Note.

7.

At any time during the term of the Agreement, the Lender may require in writing that the Company deliver to the Lender, and the Company hereby agrees to deliver to the Lender at any such time, cash collateral to secure the Company’s obligations under the Applications in an amount equal to 105% of the amount of L/C Obligations outstanding at such time. At any time when the availability of additional Loans under the Agreement terminates pursuant to the terms thereof, the Company will no longer be permitted to request the issuance of Letters of Credit thereunder.

8.	The Lender may, at its option, issue Letters of Credit at such of its branches or offices as the Lender may from time to time elect.

9.

This Letter of Credit Rider shall be construed in accordance with and governed by the internal laws of the State of Illinois This Letter of Credit Rider may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Letter of Credit Rider by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Letter of Credit Rider by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals. The words “execution,” “signed,” “signature,” and words of like import herein or in any Loan Document or in any amendment or other modification hereof or thereof shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURE PAGES FOLLOW]

2

This Letter of Credit Rider is entered into as of the date first written above.

“COMPANY”

ATHENA TECHNOLOGY SOLUTIONS INTERMEDIATE HOLDINGS, LLC

By:	/s/ Todd Booth
Printed Name: Todd Booth
Its: Chief Financial Officer

[SIGNATURE PAGE TO LETTER OF CREDIT RIDER –

ATHENA TECHNOLOGY SOLUTIONS INTERMEDIATE HOLDINGS, LLC]

BANK OF MONTREAL

By:	/s/ Jonathan Kint
Printed Name: Jonathan Kint
Its: Vice President

[SIGNATURE PAGE TO LETTER OF CREDIT RIDER –

ATHENA TECHNOLOGY SOLUTIONS INTERMEDIATE HOLDINGS, LLC]

EXHIBIT A

FORM OF DEMAND NOTE

October 9, 2025

ON DEMAND, for value received, the undersigned, ATHENA TECHNOLOGY SOLUTIONS INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of BANK OF MONTREAL (the “Lender”) at its offices at 320 South Canal Street, Chicago, Illinois 60606, the principal amount of Loans and reimbursement obligations with respect to letters of credit (as and to the extent required pursuant to the application and reimbursement agreements therefor) outstanding under the Loan Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Loan Authorization Agreement referred to below.

This Demand Note (as amended, restated, supplemented, superseded, or replaced, this “Note”) evidences borrowings by and other extensions of credit for the account of the Company under the Loan Authorization Agreement dated as of the date first set forth above, between the Company and the Lender, with the Letter of Credit Rider attached thereto dated as of the date first set forth above between the Company and the Lender (together, as each may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; all capitalized terms used but not defined herein shall have the meaning assigned thereto in the Loan Agreement); and this Note and the holder hereof are entitled to all the benefits provided for under the Loan Agreement, to which reference is hereby made for a statement thereof. The Company hereby waives presentment and notice of dishonor. The Company agrees to pay to the holder hereof all court costs and other reasonable and out-of-pocket expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the internal laws of the State of Illinois.

ATHENA TECHNOLOGY SOLUTIONS INTERMEDIATE HOLDINGS, LLC

By:
Printed Name:
Its: